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Exhibit 99.4

FIRST COMMUNITY BANCORP
RIGHTS OFFERING
RELATING TO          SHARES OF FIRST COMMUNITY BANCORP
COMMON STOCK

NOMINEE HOLDER CERTIFICATION

THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OF FIRST COMMUNITY BANCORP COMMON STOCK TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED. THE EXERCISE OF THE OVERSUBSCRIPTION PRIVILEGE MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION WARRANT CERTIFICATES AND COMPLIANCE WITH OTHER APPLICABLE TERMS OF THE RIGHTS OFFERING.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF FIRST COMMUNITY BANCORP DATED DECEMBER   , 2001, AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM U.S. STOCK TRANSFER CORPORATION.

VOID UNLESS RECEIVED BY U.S. STOCK TRANSFER CORPORATION WITH PAYMENT IN FULL BY 5:00 P.M., PACIFIC TIME, ON JANUARY 23, 2002 (THE "EXPIRATION DATE").

    1.  The undersigned certifies to First Community Bancorp and U.S. Stock Transfer Corporation, the Subscription Agent, that it has either (i) exercised the Basic Subscription Privilege in respect of its Rights (as described in the Prospectus) and delivered such exercised Rights to U.S. Stock Transfer Corporation, or (ii) delivered to U.S. Stock Transfer Corporation a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will timely deliver the Rights called for in such Notice of Guaranteed Delivery to U.S. Stock Transfer Corporation. The undersigned hereby certifies to First Community Bancorp and U.S. Stock Transfer Corporation that it owned shares of common stock (the "Common Stock") of First Community Bancorp on December 17, 2001 (the "Record Date").

    2.  The undersigned hereby exercises the Oversubscription Privilege (as described in the Prospectus) to purchase, to the extent available,          shares of Common Stock and certifies to First Community Bancorp and U.S. Stock Transfer Corporation that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf of all Basic Subscription Privileges under the Rights have been exercised in full in accordance with the procedures for exercise described in the Prospectus.

    3.  The undersigned understands that payment of the subscription price of $19.25 per share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by U.S. Stock Transfer Corporation at or before 5:00 p.m., Pacific time, on January 23, 2002 and represents that such payment, in the aggregate amount of $        (check appropriate line):

has been or is being delivered to U.S. Stock Transfer Corporation pursuant to the Notice of Guaranteed Delivery referred to above, or is being delivered to U.S. Stock Transfer Corporation herewith, or has been delivered separately to U.S. Stock Transfer Corporation
AND is or was delivered in the manner set forth below (check appropriate line):
wire transfer
certified or cashier's check drawn on a U.S. bank

bank draft drawn on a U.S. bank
U.S. postal money order
uncertified check drawn on a U.S. bank

    4.  The undersigned understands that in the event it is not allocated the full amount of shares under the Oversubscription Privilege exercise stated in paragraph 2 above, any excess payment to be refunded without interest by First Community Bancorp will be mailed to it by U.S. Stock Transfer Corporation as provided in the Prospectus.

Dated:

Print Name of Nominee Holder

By:

Print Signer's Name:
Print Title:

Contact Name:

Contact Phone Number:

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  Exhibit 99.4
NOMINEE HOLDER CERTIFICATION